iAnthus Provides Update to Litigation Claim

NEW YORK, NY and TORONTO, ON – December 22, 2023 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, provides an update to its news release dated June 3, 2020 disclosing the complaint filed by Hi-Med LLC (“Hi-Med”), the former holder of an unsecured debenture of the Company in the principal amount of US$5 million ( the “Unsecured Debenture”), in the U.S. District Court for the Southern District of New York. Hi-Med sought damages and other remedies against iAnthus for, among other things, alleged breaches of the Unsecured Debenture and the related Debenture Purchase Agreement. Effective on December 12, 2023, iAnthus and Hi-Med settled the litigation pursuant to a settlement agreement on terms that provide for, among other things, the issuance of 20,000,000 shares of the Company’s common stock, no par value per share (the “Shares”) to Hi-Med. Further to the settlement agreement, applicable filings are to be made in the U.S. District Court for the Southern District of New York to dismiss Hi-Med’s claim with prejudice.

The settlement agreement contains no admission of wrongdoing by the Company or any of its current or former directors and officers, nor are the Company or any of its current or former directors and officers acknowledging any liability, wrongdoing or breaches of contract by entering into the settlement agreement.

The Shares will be issued pursuant to a prospectus and registration exemption under Canadian securities law and will be subject to a Canadian holding period expiring four months and a day from the date of issuance.

The Shares have not been, nor will they be, registered under the United States Securities Act of 1933 (the “Act”), as amended, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration under the Act or an applicable exemption from the registration requirements thereof. This news release will not constitute an offer to sell or the solicitation of an offer to buy the Shares or any other securities, nor will there be any sale by the Company of any such securities in any State in which such offer, solicitation or sale would be unlawful.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” could,” plan,” estimate,” expect,” intend,” may,” potential,” believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations and the nomination and appointment of a replacement/successor director to the Board.

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These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward- looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the United States Securities and Exchange Commission has reviewed, approved or disapproved the content of this news release.

Corporate/Media/Investors:

Philippe Faraut, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com